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                                                                    EXHIBIT 23.1


Consent of Independent Auditors

We consent to the incorporation by reference of our report dated March 7, 1996 accompanying the financial statements and schedules of:

(a)  The Santa Anita Companies
(b)  Santa Anita Realty Enterprises, Inc; and
(c)  Santa Anita Operating Company and Subsidiaries

appearing in the above-listed entities's Joint Annual Report on Form 10-K for the year ended December 31, 1995, in the Prospectus contained in Post-Effective Amendment No. 3 to the Joint Registration Statement on Form S-8 (No. 2-95228), Joint Registration Statement on Form S-8 (No. 33-51853), and Joint Registration Statement on Form S-8 (No. 033-58995).



                                       Ernst & Young LLP

Los Angeles, California
April 1, 1996